AGREEMENT NOT TO COMPETE


         This Agreement Not to Compete (this "Agreement") is made and entered into as of January 9, 2003, by and between Certified Security Integrators, Inc., a California Corporation ("Buyer"), and Stratesec, Incorporated, a Delaware Corporation ("Seller"). This Agreement shall become effective concurrently with the Closing (as such term is defined in the Asset Purchase Agreement (as hereinafter defined)).

                                    RECITALS:

         A. Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of January 9, 2003 (incorporated herein by this reference and hereinafter called the "Asset Purchase Agreement"), which agreement, among other things, contemplates the acquisition by Buyer of certain assets of Seller.

         B. This Agreement is a material inducement to Buyer entering into the Asset Purchase Agreement, and Buyer has relied upon this Agreement in purchasing from Seller the assets and goodwill of Seller, as identified in the Asset Purchase Agreement.

         C. Capitalized terms used in this Agreement shall have the same meanings as set forth in the Asset Purchase Agreement unless otherwise defined herein.


                                   AGREEMENT:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Agreement Not to Compete. During the Noncompetition Period (as hereinafter defined), Seller shall not in any manner, directly or indirectly, including through entities controlled by Seller or otherwise, within the Noncompetition Territory (as hereinafter defined), (i) engage or participate in the business of providing any of the following services with respect to security technology and communications devices: consulting services; sale or installation of products; or the monitoring of any security technology or communications devices (the "Business"), or otherwise perform services for third parties which are currently competitive, or may at some time in the future become competitive, with Buyer with respect to the Business ("Competitive Services"), or (ii) own or operate any business which presently does engage, or in the future may engage or participate in the Business other than in support of services requested by Seller's East Coast customers for their offices in the Non-competition Territory. Seller shall be deemed to be engaged in the business or performing Competitive Services if Seller shall engage in such Business or perform such services directly or indirectly, whether for Seller's own account or for that of another person, firm or corporation, or whether as stockholder, principal, partner, member, employee, agent, investor, proprietor, director, officer, employee or consultant, or in any other capacity.

                  For the purposes of this Agreement (i) "Noncompetition Period" shall mean a period beginning on the Closing Date and ending on the third anniversary thereof; and (ii) "Noncompetition Territory for the seller" shall mean the states of California, Oregon, Washington, Arizona, Utah, Idaho and Colorado.

     Seller represents and warrants that Seller does not own or operate, directly, indirectly, in whole or in part, beneficially or otherwise, any interest in any entity which performs any services related to the Business, with the exception of Stratesec Incorporated.

                  2. Remedies. The necessity of protection against the competition of Seller and the nature and scope of such protection has been carefully considered and agreed upon by the parties hereto. Seller acknowledges that the nature of the Business is highly competitive, that one of the most valuable assets acquired by Buyer from Seller is Seller's goodwill in the marketplace and among its customers, which Seller helped to develop and maintain, and that Buyer, in purchasing Seller's assets and entering into the transactions contemplated by the Asset Purchase Agreement, has relied on the fact that it will acquire the goodwill of Seller and upon Seller's commitment to restrict its ability to compete with Buyer or any current or future affiliate thereof in the conduct of the Business. Seller and Buyer hereby agree and acknowledge that the duration, scope and geographic area applicable to the restrictions set forth in this Agreement are fair, reasonable and necessary and include the area in which the goodwill of the Business has been developed by Seller. Seller acknowledges that the consideration provided for herein is sufficient and adequate to compensate Seller for agreeing to the restrictions contained in this Agreement and that such restrictions will not cause Seller undue hardship. If, however, any court determines that the foregoing restrictions are unreasonable and for that reason unenforceable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable. Seller and Buyer agree that a monetary remedy for a breach of this Agreement will be inadequate and will be impracticable and extremely difficult to prove, and further agree that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Seller agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by Seller, and Seller acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

3. Consideration. The consummation of the transactions contemplated by the Asset Purchase Agreement shall constitute the consideration for Seller's covenants set forth in this Agreement.

4. Notices. Notices sent by Buyer or Seller hereunder shall be made in writing in accordance with the Asset Purchase Agreement or as Buyer and Seller may otherwise agree in writing.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

                  6. Dispute Resolution Process. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder, shall be settled by final and binding arbitration in accordance with Section 10.7 of the Asset Purchase Agreement.

                  7. Waiver of Jury Trial. Consistent with Section 6, each Holder hereby waives its respective right to a jury trial of any permitted claim or cause of action arising out of this Agreement or any dealings between the parties relating to the subject matter to this Agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate the subject matter of this Agreement, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement.

                  8. Representation by Counsel. Each party hereto represents and agrees with each other that such party has been represented by or had the opportunity to be represented by, independent counsel of such party's own choosing, and that such party has had the full right and opportunity to consult with such party's respective attorney(s), that to the extent, if any, that it desired, such party availed itself of this right and opportunity, that such party or such party's authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that such party or such party's authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

                  9. Entire Agreement; Amendments; Waiver. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller) and constitutes (along with the Asset Purchase Agreement and the documents referred to therein) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by an authorized representative of the party to be charged with the amendment. A waiver of any right under any provisions of this Agreement by either party hereto shall only be valid if such waiver is in writing and signed by the party to be charged. No waiver of any right under any provisions of this Agreement on any occasion shall be a waiver of any other right or under any other provision or on any other occasion. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

                  10. Assignment; Beneficiaries. No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary (as defined in the Asset Purchase Agreement) or corporate parent of Buyer, or to any acquiror of substantially its assets or as collateral security for any borrowings. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement is intended to benefit any Person other than the parties hereto or to give any such third Person any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  11. Section Headings; Construction; Counterparts. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy hereof and all of which, when taken together, will be deemed to constitute one and the same agreement.

12. No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

                  13. Further Assurances. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Supplemental Agreements, each of the parties shall use its best efforts to take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request and to cooperate with such other party in connection with the foregoing.

                  14. Severability. In the event that, notwithstanding the express, carefully considered agreement of Buyer and Seller set forth herein, any provision of this Agreement shall be deemed invalid, unenforceable or illegal, or if the period during which this Agreement is to remain effective is found to exceed the legally permissible period or the territory with respect to which this Agreement is to be effective is found to exceed the legally permissible territory, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect during the maximum period and for the maximum territory legally permissible.

                            (signature page follows)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             "Seller"
                             Stratesec Incorporated

                             /s/ Barry W. McDaniel
                             --------------------------------
                             By:  Barry W. McDaniel
                             Its:  CEO


                             "Buyer"

                             Certified Security Integrators, Inc.



                             -----------------------------
                             By:
                             Its: